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                                                                      EXHIBIT 2

                               THE NEVIS FUND, INC

                         AMENDED AND RESTATED BY-LAWS
                  (as amended and restated on June 11, 1998)


                                   ARTICLE I

                                 STOCKHOLDERS

     SECTION 1.01.  Annual Meeting.  The Corporation is not required to hold an
                    --------------
annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If the Corporation is required by the Investment Company Act to hold a meeting of stockholders to elect directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     SECTION 1.02.  Special Meeting.  At any time in the interval between annual
                    ---------------
meetings, a special meeting of stockholders may be called by the Chairman or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months.

     SECTION 1.03.  Place of Meetings.  Meetings of stockholders shall be held
                    -----------------
at such place in the United States as is set from time to time by the Board of Directors.

     SECTION 1.04.  Notice of Meetings; Waiver of Notice.  Not less than ten nor
                    ------------------------------------
more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting
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to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

     SECTION 1.05.  Quorum; Voting.  Unless statute or the Charter provides
                    --------------
otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 1.06.  Adjournments.  Whether or not a quorum is present, a meeting
                    ------------
of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

     SECTION 1.07.  General Right to Vote; Proxies.  Unless the Charter provides
                    ------------------------------
for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, and cumulative voting in the election of directors is not permitted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

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     SECTION 1.08.  List of Stockholders.  At each meeting of stockholders, a
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full, true and complete list of all stockholders entitled to vote at such meeting, showing the number of shares held by each and certified by the transfer agent or by the Secretary, shall be furnished by the Secretary.

     SECTION 1.09.  Conduct of Business.  Nominations of persons for election to
                    -------------------
the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 1.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and Section 1.11 and, if any proposed nomination or business is not in compliance with this Section and Section 1.11, to declare that such defective nomination or proposal be disregarded.

     SECTION 1.10.  Conduct of Voting.  At all meetings of stockholders, unless
                    -----------------
the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10 percent in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

     SECTION 1.11.  Stockholder Proposals.  For any stockholder proposal to be
                    ---------------------
presented in connection with an annual meeting of stockholders of the Corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 10 days following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise

                                      -3-
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required, in each case pursuant to Regulation 14A under the Exchange Act
(including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     SECTION 2.01.  Function of Directors.  The business and affairs of the
                    ---------------------
Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws. The Board may delegate the duty of management of the assets and the administration of the day-to-day operations of the Corporation to one or more entities or individuals pursuant to a written contract or contracts which have obtained the approvals, including the approval of renewals thereof, required by the Investment Company Act.

     SECTION 2.02.  Number of Directors.  The Corporation shall have at least
                    -------------------
three directors; provided that, if there is no stock outstanding, the number of directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are fewer than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The Corporation Shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

     SECTION 2.03.  Election and Tenure of Directors.  At each annual meeting,
                    --------------------------------
the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

     SECTION 2.04.  Removal of Director.  Unless statute or the Charter provides
                    -------------------
otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

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     SECTION 2.05.  Vacancy on Board.  The stockholders may elect a successor to
                    ----------------
fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors; provided, however, that no vacancy shall be so filled unless immediately thereafter at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders; and, provided further, that if at any time (other than prior to the first annual meeting of stockholders) less than a majority of the directors holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancy in the Board of Directors, unless the Securities and Exchange Commission (the "Commission") shall by order extend such period under the authority granted by Section 16(a) of the Investment Company Act. A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

     SECTION 2.06.  Regular Meetings.  After each meeting of stockholders at
                    ----------------
which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with
Section 2.08, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

     SECTION 2.07.  Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called at any time by the Chairman or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

     SECTION 2.08.  Notice of Meeting.  Except as provided in Section 2.06, the
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Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director

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attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

     SECTION 2.09.  Action by Directors.  A majority of the entire Board of
                    -------------------
Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

     SECTION 2.10.  Meeting by Conference Telephone.  Members of the Board of
                    -------------------------------
Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     SECTION 2.11.  Compensation.  By resolution of the Board of Directors a
                    ------------
fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are affiliates of any entity serving as investment adviser or administrator of the Corporation need not be paid for attendance at meetings of the board or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

     SECTION 2.12.  Resignation.  Any director may resign at any time by sending
                    -----------
a written notice of such resignation to the home office of the Corporation addressed to the Chairman or the President. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman or the President.

     SECTION 2.13.  Presumption of Assent.  A director of the Corporation who is
                    ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the

                                      -6-
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adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action.


                                  ARTICLE III

                                  COMMITTEES

     SECTION 3.01.  Committees.  The Board of Directors may appoint from among
                    ----------
its members an Executive Committee, an Audit Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     SECTION 3.02.  Committee Procedure.  Each committee may fix rules of
                    -------------------
procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of
Section 2.10.

     SECTION 3.03.  Emergency.  In the event of a state of disaster of
                    ---------
sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that

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purpose, and any provisions of these By-Laws (other than this Section)
and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.01. Executive and Other Officers.  The Corporation shall have a
                   ----------------------------
President, a Secretary and a Treasurer. The Corporation may also have a Chairman. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of any designation by the Board of Directors, the Chairman, if one is elected, shall serve as chief executive officer, and the President shall serve as chief operating officer. In the absence of the Chairman, or if a Chairman is not elected, the President shall be the chief executive officer. The same person may hold both offices. The Corporation may also have one or more Vice-Presidents, assistant officers and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman shall be a director, and the other officers may be directors.

    SECTION 4.02.  Chairman.  The Chairman shall preside at all meetings of the
                   --------
Board of Directors and of the stockholders at which he shall be present. Unless otherwise specified by the Board of Directors, he shall be the chief executive officer of the Corporation. In general, he shall perform such duties as are customarily performed by the chief executive officer of a corporation, and may perform any duties of the President and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors.

     SECTION 4.03. President.  Unless otherwise provided by resolution of the
                   ---------
Board of Directors, the President, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by chief operating officers. He may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

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     SECTION 4.04. Vice-Presidents.  The Vice-President or Vice-Presidents,
                   ---------------
at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.05. Secretary.  The Secretary shall keep the minutes of the
                   ---------
meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.06. Treasurer.  The Treasurer shall have charge of and be
                   ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation.
In general, he shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.07. Assistant and Subordinate Officers.  The assistant and
                   ----------------------------------
subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

     SECTION 4.08. Election, Tenure and Removal of Officers.  The Board of
                   ----------------------------------------
Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

     SECTION 4.09. Compensation.  The Board of Directors shall have power to fix
                   ------------
the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                   ARTICLE V

                                     STOCK

     SECTION 5.01. Certificates for Stock.  The Board of Directors may determine
                   ----------------------
to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.
A certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under a plan, agreement, or transaction as provided by law and with such statement on future payments as required by law.

     SECTION 5.02. Transfers.  The Board of Directors shall have power and
                   ---------
authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     SECTION 5.03. Record Dates or Closing of Transfer Books.  The Board of
                   -----------------------------------------
Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     SECTION 5.04. Stock Ledger.  The Corporation shall maintain a stock ledger
                   ------------
which contains the name and address of each stockholder and the number of shares of stock which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

     SECTION 5.05. Lost Stock Certificates.  The Board of Directors of the
                   -----------------------
Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE VI

                                    FINANCE

     SECTION 6.01. Checks, Drafts, Etc.  All checks, drafts and orders for the
                   -------------------
payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by any two of the Chairman, the President, a Vice-President, an Assistant Vice-President, and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     SECTION 6.02. Annual Statement of Affairs.  The President or chief account
                   ---------------------------
officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be placed on file at the Corporation's principal office within 120 days after the end of the fiscal year.

     SECTION 6.03. Fiscal Year.  The fiscal year of the Corporation shall be the
                   -----------
12-calendar-month period ending May 31 in each year, unless otherwise provided by the Board of Directors.

     SECTION 6.04. Dividends.  If declared by the Board of Directors at any
                   ---------
meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.02. Procedure.  Any indemnification by the Corporation for a
                   ---------
specific action, suit or proceeding shall (unless ordered by a court) be made by the Corporation only upon (a) a final decision on the merits by a court or other body before whom the action, suit or proceeding was brought that a person permitted by the Charter to seek indemnification (the "Covered Person") was not liable by reason of Disabling Conduct (hereafter defined), (b) dismissal of the proceeding against the Covered Person for insufficiency of evidence of any Disabling Conduct, or (c) a reasonable determination, based upon a review of the facts, by a majority of a quorum of the directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act nor parties to the proceeding ("Disinterested, Non-Party Directors"), or an independent legal counsel in a written opinion, that the Covered Person was not liable by reason of Disabling Conduct. Disabling Conduct includes (a) liability in connection with any proceeding in which it is determined that (i) the act or omission of the Covered Person was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the Covered Person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful, and (b) liability to the Corporation or its stockholders to which the Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The termination of any proceeding by judgment, order or settlement shall not create a presumption that the Covered Person did not meet the required standard of conduct; the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that the Covered Person did not meet the required standard of conduct. Any determination pursuant to this Section 7.01 shall not prevent recovery from any Covered Person of any amount paid to him in accordance with this By-Law as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to be liable by reason of Disabling Conduct.

     SECTION 7.02. Enforcement of Indemnification Right.  Any indemnification,
                   ------------------------------------
or payment of expenses in advance of the final disposition of any action, suit or proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Covered Person. The right to indemnification and advances hereunder shall be enforceable by the Covered Person in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Covered Person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Covered Person of such Covered Person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

     SECTION 7.03. Advance Payment of Expenses.  Reasonable expenses (including
                   ---------------------------
attorney's fees) incurred by a Covered Person may be paid or reimbursed by the Corporation in advance of the final disposition of an action, suit or proceeding upon receipt by the Corporation of (a) a written affirmation by the Covered Person of his good faith belief that the standard of conduct necessary for indemnification under this By-Law has been met and (b) a written undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined that such standard of conduct has not been met, so long as either (i) the Covered Person has provided a security for his undertaking, (ii) the Corporation is insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested, Non-Party Directors or an independent legal counsel in a written opinion has determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     SECTION 7.04. Insurance.  The Corporation may purchase and maintain
                   ---------
insurance on behalf of any Covered Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such; provided, however, that the Corporation shall not purchase insurance to indemnify any Covered Person against liability for Disabling Conduct.

     SECTION 7.05. Exclusivity, Etc. The indemnification and advance of expenses
                   ----------------
provided by the Charter and this By-Law shall not be deemed exclusive of any other rights to which a Covered Person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors, or other provision that is consistent with law, both as to action in an official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while the Covered Person was a director or officer after such Covered Person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such Covered Person. The Corporation shall not be liable for any payment under this By-Law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under an insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any Covered Person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of a Covered Person or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

     SECTION 7.06. Severability; Definitions.  The invalidity or
                   -------------------------
unenforceability of any provision of this Article VII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VII means this Article VII in its entirety.

                                  ARTICLE VIII

                               SUNDRY PROVISIONS

     SECTION 8.01. Books and Records.  The Corporation shall keep correct and
                   -----------------
complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

     SECTION 8.02. Corporate Seal.  The Board of Directors shall provide a
                   --------------
suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     SECTION 8.03. Bonds.  The Board of Directors may require any officer, agent
                   -----
or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     SECTION 8.04. Voting Stock in Other Corporations.  Stock of other
                   ----------------------------------
corporations or associations, registered in the name of the Corporation, may be voted by the Chairman, the President, a Vice-President, the Treasurer or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 8.05. Mail.  Any notice or other document which is required by
                   ----
these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 8.06. Contracts and Agreements.  To the extent permitted by
                   ------------------------
applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     SECTION 8.07. Reliance.  Each director, officer, employee and agent of the
                   --------
Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     SECTION 8.08. Certain Rights of Directors, Officers, Employees and Agents.
                   -----------------------------------------------------------
The directors shall have no responsibility to devote their full time to the affairs of the Corporation.

Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

     SECTION 8.09.  Employment of Custodian.  The Corporation shall place and
                    -----------------------
maintain its securities and similar investments in the custody of one or more custodians meeting the requirements of the Investment Company Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Corporation or any such custodian, or the nominee of either of them. Subject to such rules, regulations and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Corporation or any custodian, with the consent of the Corporation, may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

     SECTION 8.10.  Amendments.  Subject to the special provisions of Section
                    ----------
2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new bylaws, or to amend, alter or repeal any of these By-Laws of the Corporation.